Exhibit 21
Liberty Latin America Subsidiaries
December 31, 2023

Entity Name	Country
Cable and Wireless (Anguilla) Limited	Anguilla
Cable & Wireless Antigua & Barbuda Limited	Antigua & Barbuda
Kelcom International (Antigua & Barbuda) Limited	Antigua & Barbuda
Columbus Communications Limited	Bahamas
CWC Bahamas Holdings Limited	Bahamas
The Bahamas Telecommunications Company Limited	Bahamas
C & W Networks Greater Antilles Inc.	Barbados
Cable & Wireless (Barbados) Limited	Barbados
Cable Jamaica (Barbados) Limited	Barbados
CNL-CWC Networks Inc.	Barbados
Columbus Antilles (Barbados) Limited	Barbados
Columbus Capital (Barbados) Limited	Barbados
Columbus Curacao (Barbados) Inc.	Barbados
Columbus Eastern Caribbean (Barbados) Inc.	Barbados
Columbus Holdings (Barbados) SRL	Barbados
Columbus International Capital (Barbados) Inc.	Barbados
Columbus International Inc.	Barbados
Columbus Networks Sales, Ltd.	Barbados
Columbus Networks, Limited	Barbados
Columbus Telecommunications (Barbados) Limited	Barbados
Columbus Trinidad (Barbados) Inc.	Barbados
Columbus TTNW Holdings Inc.	Barbados
CWC CALA Holdings Limited	Barbados
CWC-Columbus Asset Holdings Inc.	Barbados
CWI Caribbean Limited	Barbados
Karib Cable Inc.	Barbados
Liberty CWC Holdings Limited	Barbados
Cable and Wireless Network Services Limited	Bermuda
New World Network International, Ltd	Bermuda
LiLAC Services Ltd.	Bermuda
Columbus Networks (Bonaire), N.V.	Bonaire
UTS Bonaire N.V.	Bonaire
CNW Leasing Ltd.	Canada
CWC Canada Limited	Canada
C&W Senior Finance Limited	Cayman Islands
C&W Senior Secured Parent Limited	Cayman Islands
Cable and Wireless (Cayman Islands) Limited	Cayman Islands
Columbus New Cayman Limited	Cayman Islands
Coral Re SPC, Ltd.	Cayman Islands
CWC Acquisitions Holding Limited	Cayman Islands

CWC New Cayman Limited	Cayman Islands
CWC WS Holdings Cayman Ltd.	Cayman Islands
Kelfenora Limited	Cayman Islands
IT Outsource Ltd.	Cayman Islands
Sable International Finance Limited	Cayman Islands
LCPR Cayman Holding Inc.	Cayman Islands
Leopard Re PIC, Ltd.	Cayman Islands
LiLAC Ventures Ltd.	Cayman Islands
Liberty Costa Rica Holdings Ltd.	Cayman Islands
Lion Insurance PIC Limited	Cayman Islands
LLA Chile SpA	Chile
Liberty Networks Zona Franca, Limitada	Colombia
Liberty Networks de Colombia, S.A.S.	Colombia
LLA Colombia S.A.S.	Colombia
Liberty Servicios Fijios LY, S.A	Costa Rica
Columbus Networks de Costa Rica S.R.L.	Costa Rica
LBT CT Communications S.A	Costa Rica
Liberty Gestión de Infraestructura LY, S.A.	Costa Rica
Liberty Telecomunicaciones de Costa Rica LY, S.A.	Costa Rica
Columbus Networks Wholesale (Costa Rica) Limitada	Costa Rica
Antelecom N.V.	Curacao
Cable & Wireless Curacao Holding B.V.	Curacao
Columbus Communications Curacao N.V.	Curacao
Columbus Networks Antilles Offshore N.V.	Curacao
Columbus Networks Curacao, N.V.	Curacao
Columbus Networks Netherlands Antilles N.V.	Curacao
E-Commercepark N.V.	Curacao
Fiberco N.V.	Curacao
International Data Gateway N.V.	Curacao
T.V. Distribution Services N.V.	Curacao
United Telecommunications Services N.V.	Curacao
Cable & Wireless Dominica Limited	Dominica
Marpin 2K4 Limited	Dominica
Columbus Networks Dominicana, S.A.	Dominican Republic
CWC Cable & Wireless Communications Dominican Republic SA	Dominican Republic
Liberty Networks de Ecuador S.A.	Ecuador
Liberty Networks El Salvador S.A. de C.V.	El Salvador
SSA Sistemas El Salvador, SA de CV	El Salvador
Columbus Holdings France SAS	France
Cable and Wireless Grenada Limited	Grenada
Columbus Communications (Grenada) Limited	Grenada
Liberty Networks Guatemala, Limitada	Guatemala
Columbus Networks (Haiti) S.A.	Haiti
Liberty Networks de Honduras S. de R.L.	Honduras
Cable & Wireless Jamaica Limited	Jamaica

Columbus Communications Jamaica Limited	Jamaica
Columbus Networks Jamaica Limited	Jamaica
Dekal Wireless Jamaica Limited	Jamaica
Jamaica Digiport International Limited	Jamaica
Columbus Eastern Caribbean Holdings Sàrl	Luxembourg
Liberty Networks Solutions Mexico S. de R.L. de C.V.	Mexico
Dutch United Telecommunication Services B.V.	Netherlands
Columbus Networks Nicaragua y Compania Limitada	Nicaragua
SSA Sistemas Nicaragua, Socieded Anonima	Nicaragua
Cable & Wireless Panama S.A.	Panama
Liberty Networks Centroamérica S. de R.L	Panama
Liberty Networks de Panamá S. de RL	Panama
Liberty Networks WS (Panama) SA	Panama
Liberty Networks WS Holdings Panama SA	Panama
Grupo Sonitel, SA	Panama
Sonitel, SA	Panama
Claro Panama S.A.	Panama
Claro Wireless Corp.	Panama
Liberty Networks Maritima S. de R.L.	Panama
Liberty Networks Peru S.A.C	Peru
SSA Sistemas del Peru S.R.L.	Peru
Windward Islands Cellular Company N.V.	Saba
Cable & Wireless (Singapore) Pte Limited	Singapore
UTS Antilles Francaises S.A.R.L.	Sint Maarten
New Technologies Group N.V.	Sint Maarten
New Technologies Group S.A.R.L.	Sint Maarten
Radcomm Corporation N.V.	Sint Maarten
UTS Caraibe S.A.R.L.	Sint Maarten
UTS Caraibe Holding N.V.	Sint Maarten
UTS Sint Maarten N.V.	Sint Maarten
Liberty Iberoamérica S.L.U.	Spain
Mynehub Ventures S.L.	Spain
Liberty Iberoamerica Investment Holding 1, S.L.	Spain
Cable & Wireless St. Kitts & Nevis Limited	St. Kitts and Nevis
Cable and Wireless (St Lucia) Limited	St. Lucia
Columbus Communications (St Lucia) Limited	St. Lucia
Columbus Eastern Caribbean (St. Lucia) Inc.	St. Lucia
Dekal Wireless Holdings Limited	St. Lucia
Techvision Inc.	St. Lucia
Tele (St. Lucia) Inc.	St. Lucia
Cable & Wireless St Vincent and the Grenadines Limited	St. Vincent and the Grenadines
Columbus Communications St. Vincent and the Grenadines Limited	St. Vincent and the Grenadines
Columbus Communications Trinidad Limited	Trinidad and Tobago
Columbus Holdings Trinidad Unlimited	Trinidad and Tobago
Columbus Networks International (Trinidad) Ltd.	Trinidad and Tobago

Cable and Wireless (TCI) Limited	Turks and Caicos Islands
Cable & Wireless (UK) Group Limited	U.K.-England & Wales
Cable & Wireless Central Holding Limited	U.K.-England & Wales
Cable & Wireless Communications Limited	U.K.-England & Wales
Cable & Wireless DI Holdings Limited	U.K.-England & Wales
Cable & Wireless International HQ Limited	U.K.-England & Wales
Cable & Wireless Limited	U.K.-England & Wales
Cable & Wireless Services UK Limited	U.K.-England & Wales
Cable and Wireless (CALA Management Services) Limited	U.K.-England & Wales
Cable and Wireless (Investments) Limited	U.K.-England & Wales
Cable and Wireless (West Indies) Limited	U.K.-England & Wales
Cable and Wireless Pension Trustee Limited	U.K.-England & Wales
CWC Communications Limited	U.K.-England & Wales
CWC UK Finance Limited	U.K.-England & Wales
CWIG Limited	U.K.-England & Wales
CWIGroup Limited	U.K.-England & Wales
LGE Coral Holdco Ltd	U.K.-England & Wales
LLA UK Holding Limited	U.K.-England & Wales
Sable Holding Limited	U.K.-England & Wales
The Eastern Telegraph Company Limited	U.K.-England & Wales
The Western Telegraph Company Limited	U.K.-England & Wales
A.SUR NET, Inc.	USA
ARCOS-1 USA, Inc.	USA
Cable & Wireless Delaware 1, Inc.	USA
Columbus Networks USA (2015), Inc.	USA
Columbus Networks USA, Inc.	USA
Columbus Networks Telecommunications Services USA, Inc.	USA
Coral-US Co-Borrower LLC	USA
Latam Technologies Holdings I, LLC	USA
LCPR Ventures LLC	USA
Leo Cable LLC	USA
Liberty Communications PR Holding LP	USA
LGI International Holdings LLC	USA
Liberty Communications of Puerto Rico LLC	USA
LiLAC Communications Inc.	USA
LLA Operations, LLC	USA
SkyOnline Maya-1, LLC	USA
Cable & Wireless Puerto Rico Inc.	USA
KBW Spectrum LLC	USA
Liberty Mobile Inc.	USA
Liberty Mobile Puerto Rico Inc.	USA
Liberty Mobile USVI Inc.	USA
LLA Holdco LLC	USA
Cable & Wireless Communications LLC	USA
Broadband VI, LLC	USA

Petrel Communications Corporation	USA
Columbus Networks Venezuela S.A.	Venezuela
Cable and Wireless (BVI) Limited	Virgin Islands, British
Liberty Networks (EWC) Limited	Virgin Islands, British